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                                                                     EXHIBIT 5.1



                                February 5, 2001



Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD 21090


Ladies and Gentlemen:

                We are acting as counsel to CIENA Corporation, a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission, relating to the proposed public offering of shares of the Company's common stock, par value $.01 per share. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                For purposes of this opinion letter, we have examined copies of the following documents:

                1.      An executed copy of the Registration Statement.

                2. The Third Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of the State of Delaware on January 29, 2001 and by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.


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                3.      The Amended and Restated Bylaws of the Company, as
                        certified by the Secretary of the Company on the date hereof as then being complete, accurate, and in effect.

                4. Resolutions of the Board of Directors of the Company adopted by the written consent on January 14, 2001 and at a board meeting on February 4, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters, and resolutions of the 2001 Pricing Committee of the Board of Directors (the "PRICING COMMITTEE") of the Company adopted on February 1, 2001 and February 5, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, authorizing the issuance and sale of up to 11,500,000 shares of common stock (the "SHARES") and arrangements in connection therewith.

                5. The proposed form of Underwriting Agreement among the Company and Goldman, Sachs & Co., Morgan Stanley Dean Witter, Banc of America Securities LLC and Robertson Stephens, filed as Exhibit 1.01 to the Registration Statement (the "UNDERWRITING AGREEMENT").

                In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                Based upon, subject to and limited by the foregoing, we are of the opinion that following: (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and
(iv) receipt by the Company of the consideration for the Shares as specified in the resolutions adopted by the Pricing Committee, the Shares to be issued will be validly issued, fully paid and nonassessable.

                This opinion letter has been prepared for your use in connection with the Prospectus Supplement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Shares constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                Very truly yours,


                                                HOGAN & HARTSON L.L.P.